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                    [Letterhead of Thompson & Mitchell]        EXHIBIT 5.1

                             November 30, 1995


Magna Group, Inc.
One Magna Place
1401 South Brentwood Boulevard
St. Louis, Missouri  63144-1401

           Re:   Registration Statement on Form S-4

Gentlemen:

           We refer you to the Registration Statement on Form S-4 to be filed by Magna Group, Inc. (the "Company"), on November 30, 1995 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 650,240 shares of the Company's common stock, $2.00 par value
(the "Shares"), in connection with acquisition by merger of River
Bend Bancshares, Inc. ("River Bend") pursuant to the Agreement and Plan of Reorganization dated as of October 11, 1995, as amended as of November 27, 1995 (the "Agreement"), by and between the Company and River Bend and the related Plan of Merger (the "Plan") by and between River Bend and Landmark Bancshares Corporation, a wholly owned subsidiary of Magna (the Agreement and the Plan are collectively referred to herein as the "Merger Agreements"), all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended and currently in effect, and Bylaws, as amended and currently in effect, the resolutions adopted by the Company's Board of Directors relating to the merger transaction, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumes the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

           Based solely on the foregoing, the undersigned is of the opinion that:

           1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware; and

           2. The Shares to be sold by the Company, when issued in conversion of the shares of River Bend common stock as provided in the Merger Agreements, will be duly authorized, validly issued and fully paid and nonassessable.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Proxy Statement/Prospectus entitled "Legal Matters."

                                     Very truly yours,

                                     /s/ Thompson & Mitchell